THE STYLE MANAGER FUND


                       PROXY FOR THE MEETING OF SHAREHOLDERS
                           TO BE HELD ON FEBRUARY 20, 1998




         The undersigned, revoking all Proxies heretofore given, hereby appoints , and or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of The Style Manager Fund ("Style Manager") that the undersigned is entitled to vote at the special meeting of shareholders of Style Manager to be held at 2:00 p.m. on Friday, February 20, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Growth and Income Fund, a series of Evergreen Equity Trust, will (i) acquire all of the assets of Style Manager in exchange for shares of Evergreen Growth and Income Fund; and (ii) assume certain identified liabilities of Style Manager, as substantially described in the accompanying Prospectus/Proxy Statement.


 ---- FOR               ---- AGAINST                  ---- ABSTAIN

         2. To approve the proposed Interim Investment Advisory Agreement with Virtus Capital Management, Inc.


---- FOR               ---- AGAINST                    ---- ABSTAIN

         3. To approve the proposed Interim Sub-Advisory Agreement between Virtus Capital Management, Inc. and Trend Capital Management, Inc.


---- FOR               ---- AGAINST                    ---- ABSTAIN

         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.


---- FOR               ---- AGAINST                    ---- ABSTAIN



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          PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                          OF THE VIRTUS FUNDS

               THE BOARD OF  TRUSTEES  OF THE  VIRTUS  FUNDS
                 RECOMMENDS A VOTE FOR THE PROPOSALS.

          THE  SHARES  REPRESENTED  HEREBY  WILL  BE  VOTED  AS
       INDICATED  OR FOR THE  PROPOSALS IF NO CHOICE IS  INDICATED.




                NOTE:  PLEASE SIGN EXACTLY AS YOUR
                NAME(S) APPEAR ON THIS CARD.

                Dated:                 , 1998

                Signature(s):

                Signature (of joint owner, if any):

NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy.

Please sign, date and return.